Exhibit 99.1

Praxair Reports First-Quarter 2015 Results

  Sales of $2.8 billion, EPS of $1.43
  EBITDA and operating margins grew to 33.0% and 22.6%, respectively*
  Signed two long-term agreements to expand U.S. Gulf Coast and Southern China production networks for petrochemical customers; supply systems to start-up 2017
  $0.4 billion returned to shareholders through dividends and net share repurchases; diluted shares 2% below prior-year quarter
  Return on capital 12.6%; return on equity 29.6%*
  Full-year 2015 EPS guidance of $5.90 to $6.15, up 4% to 8% year-over-year, ex-FX* and 2Q15 $1.40 to $1.48

DANBURY, Conn.--(BUSINESS WIRE)--April 29, 2015--Praxair, Inc. (NYSE:PX) reported first-quarter net income and diluted earnings per share of $416 million and $1.43, respectively.

Praxair’s results in the first quarter as compared to the prior year were challenged by negative impacts from foreign currency translation, as the U.S. dollar strengthened sharply against most foreign currencies. Sales in the first quarter were $2,757 million, 9% below the prior-year quarter, due to the impact of negative currency translation of 8% and lower cost pass-through of 2%. Organic sales growth of 1% was driven by higher price. Overall volumes were comparable to the prior-year quarter as volume growth in North America and Asia was offset by lower volumes in South America. Europe volumes remained stable.

Operating profit in the first quarter was $623 million, 8% below the prior-year quarter. Excluding currency effects, operating profit was steady with the prior-year period. Operating profit as a percentage of sales grew to 22.6% and the EBITDA margin grew to a record 33.0% primarily due to strong cost control and productivity gains.*

First-quarter cash flow from operations of $508 million funded $397 million of capital expenditures. The company paid $207 million of dividends and repurchased $191 million of stock, net of issuances. After-tax return on capital and return on equity for the quarter were 12.6% and 29.6%, respectively.*

Commenting on the financial results and business outlook, Chairman and Chief Executive Officer Steve Angel said, “Praxair’s competitive advantages and operational excellence enable us to continuously position the business for shareholder value creation regardless of macro-economic conditions. During the quarter, we signed two new long-term product supply agreements with petrochemical customers in the U.S. Gulf Coast and Southern China. Both projects build off of existing strong pipeline networks.

“Growth headwinds persist from the strength of the U.S. dollar and the impact of lower commodity prices on our customer base. However, our less cyclical end-markets continue to perform well, which speaks to our strength in diversity of end-markets. We anticipate these trends will continue throughout 2015.

“Praxair remains focused on delivering high-quality results and grew operating margin to 22.6% this quarter due to our employees’ effectiveness in controlling costs and delivering price. We continue to improve the business quality and are well positioned for further margin expansion with any economic recovery.”

For full-year 2015, Praxair expects sales in the range of $11.4 billion to $11.7 billion. This sales guidance assumes a negative currency impact of approximately 10% versus 2014. The company expects diluted earnings per share to be in the range of $5.90 to $6.15, up 4% to 8% ex-currency from 2014.* Full-year capital expenditures are expected to be approximately $1.6 billion and the effective tax rate is forecasted to remain at approximately 28%.

For the second quarter of 2015, Praxair expects diluted earnings per share in the range of $1.40 to $1.48. This EPS guidance assumes a negative currency translation impact of approximately 11% year-over-year and 2% sequentially.

Following is additional detail on first-quarter 2015 results by segment.

In North America, first-quarter sales were $1,499 million, up 2% from the prior-year quarter excluding cost-pass through and negative currency translation. Organic sales growth of 1% was driven primarily by higher sales of merchant and packaged gases to food and beverage, healthcare and manufacturing end-markets. Acquisitions of U.S. packaged gas distributors contributed 1% growth. Operating profit of $379 million grew 3% versus the prior-year quarter, excluding currency translation, due to higher volumes, price and acquisitions.

In Europe, first-quarter sales were $326 million, 18% below the prior-year quarter. Excluding currency and net divestitures, organic sales were 1% above the prior year due primarily to price attainment. Operating profit was $62 million.

In South America, first-quarter sales were $401 million, 18% below the prior-year quarter. Organic sales, excluding negative currency translation and cost pass-through, grew 1% primarily from higher price and growth to food and beverage and healthcare end-markets. Operating profit was $85 million.

Sales in Asia were $371 million in the quarter, 1% below the prior year excluding currency and cost pass-through. Volume growth in on-site and merchant gases, including new plant start-ups, was offset primarily due to a plant sale in the prior-year quarter. Operating profit was $69 million.

Praxair Surface Technologies had first-quarter sales of $160 million as compared to $169 million in the prior-year quarter. Excluding negative currency translation impact, organic sales grew 2% due to favorable overall pricing and volume growth primarily to the aerospace end-market. Operating profit was $28 million.

*See the attachments for calculations of non-GAAP measures.

Attachments: Statements of Income, Balance Sheets, Statements of Cash Flows, Segment Information, Quarterly Financial Summary and Appendix: Non-GAAP Measures.

A teleconference about Praxair’s second-quarter results is being held this morning, April 29, at 11:00 am Eastern Daylight Time. The number is (631) 485-4849 – Conference ID: 18625614. The call is also available as a webcast live and on-demand at www.praxair.com/investors. Materials to be used in the teleconference are also available on the website.

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s reasonable expectations and assumptions as of the date the statements are made but involve risks and uncertainties. These risks and uncertainties include, without limitation: the performance of stock markets generally; developments in worldwide and national economies and other international events and circumstances; changes in foreign currencies and in interest rates; the cost and availability of electric power, natural gas and other raw materials; the ability to achieve price increases to offset cost increases; catastrophic events including natural disasters, epidemics and acts of war and terrorism; the ability to attract, hire, and retain qualified personnel; the impact of changes in financial accounting standards; the impact of changes in pension plan liabilities; the impact of tax, environmental, healthcare and other legislation and government regulation in jurisdictions in which the company operates; the cost and outcomes of investigations, litigation and regulatory proceedings; continued timely development and market acceptance of new products and applications; the impact of competitive products and pricing; future financial and operating performance of major customers and industries served; the impact of information technology system failures, network disruptions and breaches in data security; and the effectiveness and speed of integrating new acquisitions into the business. These risks and uncertainties may cause actual future results or circumstances to differ materially from the projections or estimates contained in the forward-looking statements. Additionally, financial projections or estimates exclude the impact of special items which the company believes are not indicative of ongoing business performance. The company assumes no obligation to update or provide revisions to any forward-looking statement in response to changing circumstances. The above listed risks and uncertainties are further described in Item 1A (Risk Factors) in the company’s Form 10-K and 10-Q reports filed with the SEC which should be reviewed carefully. Please consider the company’s forward-looking statements in light of those risks.

About Praxair

Praxair, Inc., a Fortune 250 company with 2014 sales of $12.3 billion, is the largest industrial gases company in North and South America and one of the largest worldwide. The company produces, sells and distributes atmospheric, process and specialty gases, and high-performance surface coatings. Praxair products, services and technologies are making our planet more productive by bringing efficiency and environmental benefits to a wide variety of industries, including aerospace, chemicals, food and beverage, electronics, energy, healthcare, manufacturing, primary metals and many others. More information about Praxair, Inc. is available at www.praxair.com.

PRAXAIR, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Millions of dollars, except per share data)
(UNAUDITED)

	Quarter Ended
	March 31,
	2015	2014

SALES	$2,757	$3,026
Cost of sales	1,530	1,726
Selling, general and administrative	299	326
Depreciation and amortization	277	285
Research and development	24	23
Other income (expense) - net	(4)	9
OPERATING PROFIT	623	675
Interest expense - net	44	46
INCOME BEFORE INCOME TAXES AND EQUITY INVESTMENTS	579	629
Income taxes	162	176
INCOME BEFORE EQUITY INVESTMENTS	417	453
Income from equity investments	11	9
NET INCOME (INCLUDING NONCONTROLLING INTERESTS)	428	462
Less: noncontrolling interests	(12)	(14)
NET INCOME - PRAXAIR, INC.	$416	$448

PER SHARE DATA - PRAXAIR, INC. SHAREHOLDERS

Basic earnings per share	$1.44	$1.52

Diluted earnings per share	$1.43	$1.51

Cash dividends	$0.715	$0.65

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic shares outstanding (000's)	289,143	294,195
Diluted shares outstanding (000's)	291,652	297,253

PRAXAIR, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Millions of dollars)
(UNAUDITED)

	March 31,	December 31,
	2015	2014
ASSETS
Cash and cash equivalents	$117	$126
Accounts receivable - net	1,751	1,796
Inventories	535	551
Prepaid and other current assets	323	366
TOTAL CURRENT ASSETS	2,726	2,839

Property, plant and equipment - net	11,593	11,997
Goodwill	3,010	3,121
Other intangibles - net	588	603
Other long-term assets	1,206	1,242
TOTAL ASSETS	$19,123	$19,802
LIABILITIES AND EQUITY
Accounts payable	$813	$864
Short-term debt	623	587
Current portion of long-term debt	2	2
Other current liabilities	897	1,037
TOTAL CURRENT LIABILITIES	2,335	2,490
Long-term debt	8,771	8,669
Other long-term liabilities	2,454	2,457
TOTAL LIABILITIES	13,560	13,616

REDEEMABLE NONCONTROLLING INTERESTS	170	176

EQUITY
Praxair, Inc. shareholders' equity	5,018	5,623
Noncontrolling interests	375	387
TOTAL EQUITY	5,393	6,010
TOTAL LIABILITIES AND EQUITY	$19,123	$19,802

PRAXAIR, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Millions of dollars)
(UNAUDITED)

	Quarter Ended
	March 31,
	2015	2014
OPERATIONS
Net income - Praxair, Inc.	$416	$448
Noncontrolling interests	12	14
Net income (including noncontrolling interests)	428	462

Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation and amortization	277	285
Accounts receivable	(50)	(136)
Inventory	(6)	(16)
Payables and accruals	(66)	(116)
Pension contributions	(11)	(9)
Deferred income taxes and other	(64)	66
Net cash provided by operating activities	508	536
INVESTING
Capital expenditures	(397)	(393)
Acquisitions, net of cash acquired	(5)	(124)
Divestitures and asset sales	2	66
Net cash used for investing activities	(400)	(451)

FINANCING
Debt increase (decrease) - net	290	464
Issuances of common stock	44	49
Purchases of common stock	(235)	(286)
Cash dividends - Praxair, Inc. shareholders	(207)	(191)
Excess tax benefit on stock option exercises	14	20
Noncontrolling interest transactions and other	(6)	(140)
Net cash provided by (used for) financing activities	(100)	(84)

Effect of exchange rate changes on cash and
cash equivalents	(17)	5

Change in cash and cash equivalents	(9)	6
Cash and cash equivalents, beginning-of-period	126	138

Cash and cash equivalents, end-of-period	$117	$144

PRAXAIR, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(Millions of dollars)
(UNAUDITED)

	Quarter Ended
	March 31,
	2015	2014
SALES
North America	$1,499	$1,580
Europe	326	397
South America	401	488
Asia	371	392
Surface Technologies	160	169
Consolidated sales	$2,757	$3,026

OPERATING PROFIT
North America	$379	$378
Europe	62	79
South America	85	113
Asia	69	75
Surface Technologies	28	30
Total operating profit	$623	$675

PRAXAIR, INC. AND SUBSIDIARIES
QUARTERLY FINANCIAL SUMMARY
(Millions of dollars, except per share data)
(UNAUDITED)

	2015	2014
	Q1	Q4 (b)	Q3	Q2	Q1
FROM THE INCOME STATEMENT
Sales	$2,757	$2,990	$3,144	$3,113	$3,026
Cost of sales	1,530	1,689	1,780	1,767	1,726
Selling, general and administrative	299	320	327	335	326
Depreciation and amortization	277	291	301	293	285
Research and development	24	24	25	24	23
Venezuela currency devaluation and other charges	-	138	-	-	-
Other income (expenses) - net	(4)	(3)	-	3	9
Operating profit	623	525	711	697	675
Interest expense - net	44	79	45	43	46
Income taxes	162	145	187	183	176
Income from equity investments	11	12	11	10	9
Net income (including noncontrolling interests)	428	313	490	481	462
Less: noncontrolling interests	(12)	(11)	(13)	(14)	(14)
Net income - Praxair, Inc.	$416	$302	$477	$467	$448

PER SHARE DATA - PRAXAIR, INC. SHAREHOLDERS
Diluted earnings per share	$1.43	$1.03	$1.62	$1.58	$1.51
Cash dividends per share	$0.715	$0.65	$0.65	$0.65	$0.65
Diluted weighted average shares outstanding (000's)	291,652	293,555	295,239	295,976	297,253

ADJUSTED AMOUNTS (a)
Operating profit	$623	$663	$711	$697	$675
Net Income	$416	$460	$477	$467	$448
Diluted earnings per share	$1.43	$1.57	$1.62	$1.58	$1.51

FROM THE BALANCE SHEET
Net debt (a)	$9,279	$9,132	$8,953	$8,992	$9,126
Capital (a)	$14,842	$15,318	$16,083	$16,492	$16,319
Debt-to-capital ratio (a)	62.5%	59.6%	55.7%	54.5%	55.9%

FROM THE STATEMENT OF CASH FLOWS
Cash flow from operations	$508	$772	$713	$847	$536
Cash flow used for investing activities	$400	$491	$436	$425	$451
Cash flow used for financing activities	$100	$260	$267	$397	$84
Capital expenditures	397	482	430	384	393
Acquisitions	5	15	21	46	124
Cash dividends	207	189	189	190	191

OTHER INFORMATION
After-tax return on capital (ROC) (a)	12.6%	12.7%	12.6%	12.6%	12.6%
Return on Praxair, Inc. shareholders' equity (ROE) (a)	29.6%	28.7%	28.2%	28.3%	28.7%
Adjusted EBITDA (a)	$911	$966	$1,023	$1,000	$969
Adjusted EBITDA margin (a)	33.0%	32.3%	32.5%	32.1%	32.0%
Debt-to-adjusted EBITDA ratio (a)	2.3	2.3	2.2	2.3	2.3
Number of employees	27,680	27,780	27,626	27,735	27,578

SEGMENT DATA
SALES
North America	$1,499	$1,589	$1,639	$1,628	$1,580
Europe	326	356	385	408	397
South America	401	473	523	509	488
Asia	371	407	426	394	392
Surface Technologies	160	165	171	174	169
Total sales	$2,757	$2,990	$3,144	$3,113	$3,026
OPERATING PROFIT
North America	$379	$388	$416	$398	$378
Europe	62	63	71	78	79
South America	85	105	118	113	113
Asia	69	77	75	76	75
Surface Technologies	28	30	31	32	30
Segment operating profit	623	663	711	697	675
Venezuela currency devaluation and other charges	-	(138)	-	-	-
Total operating profit	$623	$525	$711	$697	$675

(a)	Non-GAAP measure, see Appendix.

(b)

2014 includes: (i) a charge of $36 million ($22 million after-tax, or $0.07 per diluted share) related to a bond redemption, (ii) a charge of $7 million
($5 million after-tax, or $0.02 per diluted share) related to pension settlement and (iii) a charge of $131 million ($131 million after-tax, or
$0.45 per diluted share), related to a Venezuela currency devaluation. Refer to Notes 2 and 7 to Praxair's 2014 Annual Report for additional information.

PRAXAIR, INC. AND SUBSIDIARIES
APPENDIX
NON-GAAP MEASURES
(Millions of dollars, except per share data)

The following non-GAAP measures are intended to supplement investors’ understanding of the company’s financial information by providing measures which investors, financial analysts and management use to help evaluate the company’s financial leverage, return on capital and operating performance. Items which the company does not believe to be indicative of on-going business trends are excluded from these calculations so that investors can better evaluate and analyze historical and future business trends on a consistent basis. Definitions of these non-GAAP measures may not be comparable to similar definitions used by other companies and are not a substitute for similar GAAP measures. Adjusted amounts exclude the impacts of the 2014 fourth quarter pension settlement, bond redemption and loss on Venezuela currency devaluation, 2013 fourth quarter bond redemption and the income tax benefit related to the realignment of Praxair's Italian legal structure, the 2013 third quarter pension settlement, the 2013 first quarter loss on Venezuela currency devaluation.

	2015	2014				2013
	Q1	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1

Free Cash Flow (FCF) - Free cash flow is a measure used by investors, financial analysts and management to evaluate the ability of a company to pursue opportunities that enhance shareholder value. FCF equals cash flow from operations less capital expenditures.

Operating cash flow	$508	$772	$713	$847	$536	$964	$904	$577	$472
Less: capital expenditures	(397)	(482)	(430)	(384)	(393)	(516)	(516)	(522)	(466)
Free Cash Flow	$111	$290	$283	$463	$143	$448	$388	$55	$6

Debt-to-Capital Ratio - The debt-to-capital ratio is a measure used by investors, financial analysts and management to provide a measure of financial leverage and insights into how the company is financing its operations.

Debt	$9,396	$9,258	$9,121	$9,165	$9,270	$8,811	$9,026	$9,106	$8,676
Less: cash and cash equivalents	(117)	(126)	(168)	(173)	(144)	(138)	(134)	(102)	(113)
Net debt	9,279	9,132	8,953	8,992	9,126	8,673	8,892	9,004	8,563
Equity and redeemable noncontrolling interests:
Redeemable noncontrolling interests	170	176	190	194	195	307	290	259	255
Praxair, Inc. shareholders' equity	5,018	5,623	6,552	6,911	6,600	6,609	6,210	5,928	6,169
Noncontrolling interests	375	387	388	395	398	394	365	357	357
Total equity and redeemable noncontrolling interests	5,563	6,186	7,130	7,500	7,193	7,310	6,865	6,544	6,781
Capital	$14,842	$15,318	$16,083	$16,492	$16,319	$15,983	$15,757	$15,548	$15,344

Debt-to-capital	62.5%	59.6%	55.7%	54.5%	55.9%	54.3%	56.4%	57.9%	55.8%

After-tax Return on Capital (ROC) - After-tax return on capital is a measure used by investors, financial analysts and management to evaluate the return on net assets employed in the business. ROC measures the after-tax operating profit that the company was able to generate with the investments made by all parties in the business (debt, noncontrolling interests and Praxair, Inc. shareholders’ equity).

Adjusted operating profit (a)	$623	$663	$711	$697	$675	$690	$679	$665	$623
Less: adjusted income taxes (a)	(162)	(161)	(187)	(183)	(176)	(182)	(178)	(174)	(164)
Less: tax benefit on adjusted interest expense (a)	(12)	(12)	(13)	(12)	(13)	(11)	(11)	(11)	(11)
Add: income from equity investments	11	12	11	10	9	9	8	11	10
Adjusted net operating profit after-tax (NOPAT)	$460	$502	$522	$512	$495	$506	$498	$491	$458
4-quarter trailing adjusted NOPAT	$1,996	$2,031	$2,035	$2,011	$1,990	$1,953	$1,900	$1,859	$1,836

Ending capital (see above)	$14,842	$15,318	$16,083	$16,492	$16,319	$15,983	$15,757	$15,548	$15,344
5-quarter average ending capital	$15,811	$16,039	$16,127	$16,020	$15,790	$15,302	$14,829	$14,281	$13,821

After-tax ROC (4-quarter trailing NOPAT / 5-quarter average capital)	12.6%	12.7%	12.6%	12.6%	12.6%	12.8%	12.8%	13.0%	13.3%

Return on Praxair, Inc. Shareholders' Equity (ROE) - Return on Praxair, Inc. shareholders' equity is a measure used by investors, financial analysts and management to evaluate operating performance from a Praxair shareholder perspective. ROE measures the net income attributable to Praxair, Inc. that the company was able to generate with the money shareholders have invested.

Adjusted net income - Praxair, Inc. (a)	$416	$460	$477	$467	$448	$462	$451	$445	$414
4-quarter trailing adjusted net income - Praxair, Inc.	$1,820	$1,852	$1,854	$1,828	$1,806	$1,772	$1,724	$1,692	$1,676

Ending Praxair, Inc. shareholders' equity	$5,018	$5,623	$6,552	$6,911	$6,600	$6,609	$6,210	$5,928	$6,169
5-quarter average Praxair shareholders' equity	$6,141	$6,459	$6,576	$6,452	$6,303	$6,196	$6,077	$5,958	$5,961

ROE (4-quarter trailing adjusted net income - Praxair, Inc. / 5-quarter average Praxair shareholders' equity)	29.6%	28.7%	28.2%	28.3%	28.7%	28.6%	28.4%	28.4%	28.1%

Adjusted EBITDA, Adjusted EBITDA Margin and Debt-to-Adjusted EBITDA Ratio- These measures are used by investors, financial analysts and management to assess a company's ability to meet its financial obligations.

Adjusted net income - Praxair, Inc. (a)	$416	$460	$477	$467	$448	$462	$451	$445	$414
Add: adjusted noncontrolling interests (a)	12	11	13	14	14	17	17	16	15
Add: adjusted interest expense - net (a)	44	43	45	43	46	38	41	41	40
Add: adjusted income taxes (a)	162	161	187	183	176	182	178	174	164
Add: depreciation and amortization	277	291	301	293	285	287	281	275	266
Adjusted EBITDA	$911	$966	$1,023	$1,000	$969	$986	$968	$951	$899

Reported sales	2,757	2,990	3,144	3,113	3,026	3,010	3,013	3,014	2,888
Adjusted EBITDA margin	33.0%	32.3%	32.5%	32.1%	32.0%	32.8%	32.1%	31.6%	31.1%

Ending net debt (see above)	$9,279	$9,132	$8,953	$8,992	$9,126	$8,673	$8,892	$9,004	$8,563
5-quarter average net debt	$9,096	$8,975	$8,927	$8,937	$8,852	$8,467	$8,138	$7,738	$7,287
4-quarter trailing adjusted EBITDA	$3,900	$3,958	$3,978	$3,923	$3,874	$3,804	$3,697	$3,608	$3,550

Debt-to-adjusted EBITDA ratio (5-quarter average net debt / 4-quarter trailing adjusted EBITDA)	2.3	2.3	2.2	2.3	2.3	2.2	2.2	2.1	2.1

(a)	The following table presents adjusted amounts for Operating Profit and Operating Profit Margin, Interest Expense - net, Income Taxes, Effective Tax Rate, Noncontrolling Interests, Net income - Praxair, Inc., and Diluted EPS for the periods presented. Additionally, this table presents cash income taxes and cash interest, net of interest capitalized and excluding the bond redemption costs for 2014 and 2013; and presents the percentage changes in Diluted EPS Guidance for the second quarter and full year 2015 as compared to 2014 Diluted EPS on both a GAAP and adjusted basis. The adjusted percentages are based on Adjusted diluted EPS amounts, excluding estimated currency impacts.
	Year	Fourth Quarter	Year	Fourth Quarter	Third Quarter	First Quarter
	2014	2014	2013	2013	2013	2013
Adjusted Operating Profit and Operating Profit Margin
Reported operating profit	$2,608	$525	$2,625	$690	$670	$600
Add: Pension settlement charge	7	7	9	-	9	-
Add: Venezuela currency devaluation	131	131	23	-	-	23
Total adjustments	138	138	32	-	9	23
Adjusted operating profit	$2,746	$663	$2,657	$690	$679	$623

Reported sales	$12,273	$2,990	$11,925	$3,010	$3,013	$2,888
Adjusted operating profit margin	22.4%	22.2%	22.3%	22.9%	22.5%	21.6%

Adjusted Interest Expense - net
Reported interest expense - net	$213	$79	$178	$56	$41	$40
Less: Bond redemption	(36)	(36)	(18)	(18)	-	-
Adjusted interest expense - net	$177	$43	$160	$38	$41	$40

Adjusted Income Taxes
Reported income taxes	$691	$145	$649	$136	$175	$164
Add: Bond redemption	14	14	6	6	-	-
Add: Income tax benefit	-	-	40	40	-	-
Add: Pension settlement charge	2	2	3	-	3	-
Total adjustments	16	16	49	46	3	-
Adjusted income taxes	$707	$161	$698	$182	$178	$164

Adjusted Effective Tax Rate
Reported income before income taxes and equity investments	$2,395	$446	$2,447	$634	$629	$560
Add: Bond redemption	36	36	18	18	-	-
Add: Pension settlement charge	7	7	9	-	9	-
Add: Venezuela currency devaluation	131	131	23	-	-	23
Total adjustments	174	174	50	18	9	23
Adjusted income before income taxes and equity investments	$2,569	$620	$2,497	$652	$638	$583

Adjusted income taxes (above)	$707	$161	$698	$182	$178	$164
Adjusted effective tax rate	28%	26%	28%	28%	28%	28%

Adjusted Noncontrolling interests
Reported noncontrolling interests	$52	$11	$81	$33	$17	$15
Less: Income tax benefit	-	-	(16)	(16)	-	-
Total adjustments	-	-	(16)	(16)	-	-
Adjusted noncontrolling interests	$52	$11	$65	$17	$17	$15

Adjusted Net Income - Praxair, Inc.
Reported net income - Praxair, Inc.	$1,694	$302	$1,755	$474	$445	$391
Add: Bond redemption	22	22	12	12	-	-
Less: Income tax benefit	-	-	(24)	(24)	-	-
Add: Pension settlement charge	5	5	6	-	6	-
Add: Venezuela currency devaluation	131	131	23	-	-	23
Total adjustments	158	158	17	(12)	6	23
Adjusted net income - Praxair, Inc.	$1,852	$460	$1,772	$462	$451	$414

Adjusted Diluted EPS
Reported diluted EPS	$5.73	$1.03	$5.87	$1.59	$1.49	$1.30
Add: Bond redemption	0.07	0.07	0.04	0.04	-	-
Less: Income tax benefit	-	-	(0.08)	(0.08)	-	-
Add: Pension settlement charge	0.02	0.02	0.02	-	0.02	-
Add: Venezuela currency devaluation	0.45	0.45	0.08	-	-	0.08
Total adjustments	0.54	0.54	0.06	(0.04)	0.02	0.08
Adjusted diluted EPS	$6.27	$1.57	$5.93	$1.55	$1.51	$1.38

Cash Income Taxes and Interest
Income taxes paid	$606		$532
Interest paid, net of interest capitalized and excluding bond redemption	$174		$166

Second Quarter and Full-Year 2015 Diluted EPS Guidance
	Second Quarter 2015		Full Year 2015
	Low End	High End	Low End	High End

2015 diluted EPS guidance	$1.40	$1.48	$5.90	$6.15
Add: estimated negative currency impact	0.18	0.18	0.64	0.64
2015 diluted EPS guidance, excluding negative currency impact	$1.58	$1.66	$6.54	$6.79
2014 adjusted diluted EPS (see above for full year amounts)	$1.58	$1.58	$6.27	$6.27

Percentage change, GAAP	-11%	-6%	-6%	-2%
Adjusted percentage changes, excluding currency impact	0%	5%	4%	8%

CONTACT:
Praxair, Inc.
Media
Jason Stewart, 203-837-2448
jason_stewart@praxair.com
or
Investors
Kelcey Hoyt, 203-837-2118
kelcey_hoyt@praxair.com